UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

NeuBase Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35963	46-5622433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 450-1790

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 27, 2021, NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (“Common Stock”), having an aggregate offering price of up to $50 million from time to time in “at the market” offerings through Jefferies as its sales agent. The Sales Agreement provides that Jefferies will be entitled to aggregate compensation for its services equal to 3.0% of the gross sales price per share of any shares of Common Stock sold through Jefferies under the Sales Agreement.

The Company is not obligated to sell, and Jefferies is not obligated to buy or sell, any shares of Common Stock under the Sales Agreement. No assurance can be given that the Company will sell any shares of Common Stock under the Sales Agreement, or, if it does, as to the price or number of shares of Common Stock that it sells or the dates when such sales will take place.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

The Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254980) filed with the Securities and Exchange Commission (“SEC”) on April 1, 2021 and declared effective by the SEC on April 14, 2021. On August 27, 2021, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the SEC in connection with the offer and sale of an aggregate offering price of up to $50 million of shares of Common Stock pursuant to the Sales Agreement. The Company may sell up to this amount from time to time. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Paul Hastings LLP relating to the legality of the issuance and sale of the Common Stock is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, the Company’s intentions or ability to sell shares of Common Stock efficiently pursuant to the Sales Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM dated August 27, 2021, by and between NeuBase Therapeutics, Inc. and Jefferies LLC
5.1	Legal Opinion of Paul Hastings LLP
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021

NeuBase Therapeutics, Inc.

By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer